SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549




                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                 April 23, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)





ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 23, 2004, Delta Petroleum Corporation ("Delta," "we," or "us") amended its existing Purchase and Sale Agreement with Edward Mike Davis LLC and Edward Mike Davis, individually (collectively, "Davis") that was initially dated August 1, 2003 (the "Old Agreement"), to, among other things, add certain oil and gas interests in Colorado that we refer to as the "North Tongue AMI," decrease the amount of Davis's reversionary working interest after payout in the properties acquired under the Old Agreement (the "South Tongue AMI") from 50% to 42.5%, change the definition of payout, change certain drilling obligations and modify our obligation to issue additional shares of stock to Davis upon the designation of Bonus Prospects (the "Amended Agreement"). The initial consideration required to be paid to Davis upon execution of the Amended Agreement was 1,525,000 shares of our common stock. We have agreed to file a registration statement with the Securities and Exchange Commission to register the re-sale of these shares by Davis and to pay all of the expenses associated with such registration. We are also obligated to acquire additional leases, obtain seismic surveys, drill wells and make certain other expenditures under the Amended Agreement. The amount of the purchase price was the result of arms-length negotiations between the parties.

     The Amended Agreement eliminates our obligation to issue shares for Bonus Prospects that existed under the Old Agreement with respect to the South Tongue AMI, but it added a new obligation to issue additional shares for Bonus Prospects that are designated with respect to the North Tongue AMI. With regard to the North Tongue AMI only, for any prospect that is identified at any time after drilling, coring, testing and logging to contain in combination from specified formations at least one million barrels of recoverable oil or six billion cubic feet of recoverable gas or a combination of oil or gas equal to or exceeding one million barrels of oil equivalent using a six million cubic feet to one barrel gas-to-oil ratio, as determined by independent engineers, then such acreage is required to be designated as a "Bonus Prospect."

     Within seven days following a Bonus Prospect designation, we are required to issue to Davis as additional purchase price, up to 190,000 shares of our common stock, or such lesser amount so that the value of such stock based upon the average closing price of the stock for the immediately preceding 30-day period may equal but does not exceed $950,000.00 for each Bonus Prospect (a "Bonus"). This requirement applies only to the North Tongue AMI and is limited to a maximum of five Bonus Prospects. No Bonus or additional shares are payable for prospects located on the South Tongue AMI, regardless of potential or ultimate production. We are obligated to file additional registration statements at our expense covering the re-sale of each issuance of shares for each Bonus Prospect designation.

     After January 1, 2005, Davis may propose drilling in the North Tongue AMI as if it were part of the South Tongue AMI. Within the South Tongue AMI, as to each prospect discovery well, we must continuously develop each prospect discovery to the fullest extent allowed by the rules and regulations of the Colorado Oil and Gas Conservation Commission. In addition, as soon as a prospect discovery well is drilled, we must take all actions necessary to

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obtain permission from the Colorado Oil and Gas Conservation Commission to achieve the spacing for the productive formation of one well per twenty acres, whether by increased well density, unitization or otherwise and must then drill a minimum of two wells in every forty acre tract within each prospect containing a prospect discovery well.

     In accordance with the provisions of the Amended Agreement, Davis has applied for a drilling permit, and as soon as the permit is approved and a drilling rig is available, Davis is required to drill a well in a designated field (the " Obligation Well"). Davis will be the named operator of the first well in the designated field until such time, if ever, as it is producing, at which time all operations for that well will be transferred to us. Any and all wells that are subsequently drilled in the designated field will be drilled with us as the operator. All necessary costs for the Obligation Well will be paid by us. In addition to paying for the Obligation Well, we are required to drill two wells at locations to be mutually selected by Davis and us after review of the seismic surveys ("Additional Obligation Wells"). Both Additional Obligation Wells must be drilled prior to the end of 2004.

     We will own all of the working interest in the Obligation Well and both Additional Obligation Wells and in any other wells drilled by us in the North Tongue AMI, subject to Davis's retention of an overriding royalty interest equal to the difference between existing leasehold burdens and twenty-five percent, if any. Davis has also retained a proportionate fifty percent working interest, based upon a seventy-five percent net revenue interest, at payout of each well, calculated on a well-by-well basis.

     As to the North Tongue AMI only, if we fail, but for reasons of acts of God, availability of drilling rigs and/or we are delayed by governmental action to timely acquire the seismic surveys required by the Amended Agreement, fail to timely pay the costs of the Obligation Well, or fail to drill the Additional Obligation Wells, then we are required to reassign to Davis all lease acreage in the North Tongue AMI that is not held by production at the time of default. The Amended Agreement states that we have no other liability to Davis or any other party for failure to fulfill such obligations under the Amended Agreement.

     Under the terms of the Amended Agreement, Davis has the option to receive a proportionate forty-two and a half percent after payout working interest in each well on the South Tongue AMI and a proportionate fifty percent after payout working interest in each well on the North Tongue AMI. Payout is to be calculated on a well-by-well basis.

     Under the Amended Agreement, Davis also relinquished all rights and obligations to acquire additional lands for lease for our mutual account with respect to the Trailblazer AMI, but Davis reserved the right to buy such lease acreage for his own account. We are not obligated to pay for the acreage of any leasehold in the Trailblazer AMI acquired by Davis after the date of the Amended Agreement.




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Reports, Opinions and Appraisals
--------------------------------

     We did not engage an independent firm to render a fairness opinion in connection with this transaction. Our Board determined that an independent fairness opinion was unnecessary because it believed that our management possessed sufficient skills and experience to negotiate a fair price for the assets that were acquired. Our own petroleum engineers on staff prepared an internal analysis of the properties before they were acquired, and this analysis was used by us in negotiating the terms of the transaction and in determining the amount of the purchase price. Although we believe our internal analysis is accurate, the process of evaluating exploration prospects and estimating quantities of oil and gas deposits is subject to continuous revisions as additional information is made available through geological analysis, drilling, testing, reservoir studies and production history. There can be no assurance that any exploratory or development wells will be successful or that our internal estimates will not be materially revised in subsequent periods.

Past Relationships
------------------

     Davis is engaged in the business of oil and gas exploration and development and is not affiliated with us. We have, however, engaged in other transactions with Mr. Davis and his related entities in the normal course of our business. In September 2003 we completed an acquisition of certain production and drilling prospects in Colorado and Wyoming from Davis for total consideration of 1,000,000 shares of our common stock and $8 million, of which $2 million was paid in cash and $6 million in the form of a
short-term promissory note that has been paid in full.   We have also acquired
a fifty percent interest in a drilling company that is managed by Davis and a fifty percent interest in a trucking company that is managed by Davis. We have also engaged in other transactions with Davis that are not material to our business or operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Any required financial statements and/or pro forma financial information will be filed by amendment to this Form 8-K no later than July 7 , 2004.

     Listed below are the exhibits filed as a part of this Report.

     EXHIBITS:

     Exhibit
     Number                         Description

     10.1 Purchase and Sale Agreement with Edward Mike Davis and Edward Mike Davis, L.L.C. (1)

     10.2 First Amendment to Purchase and Sale Agreement with Edward Mike Davis and Edward Mike Davis, L.L.C. (1)

     10.3 Registration Rights Agreement with Edward Mike Davis and Edward Mike Davis, L.L.C. (1)

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     10.4            Second Amendment to Purchase and Sale Agreement with
                     Edward Mike Davis and Edward Mike Davis, L.L.C. (2)
_____________________

     (1) Incorporated by reference to the Company's Report on Form 8-K dated September 19, 2003.

     (2) Filed herewith electronically.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  May 11, 2004                   By: /s/ Roger A. Parker
                                          Roger A. Parker, President































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